Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: Coda Octopus Group, Inc.

As registered independent certified public accountants, we hereby consent to the inclusion in the Form SB-2 Registration Statement of our report , dated March 13, 2007, relating to the consolidated financial statements of Coda Octopus Group, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
May 21, 2007